UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 3, 2018

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Issuance of Twelfth Patent on ChromaID™ Technology

On April 5, 2018, Visualant, Incorporated (the “Company”), an emerging leader in next generation optical sensor technology, announced that it had received its twelfth patent relating to its ChromaID™ technology. The invention relates to the use of the Company’s ChromaID™ technology for identifying and analyzing fluids or particles suspended in the fluid. It has a wide range of potential applications in substance identification, security screening, authentication, quality control and medical diagnostics and other industrial and consumer markets.

The patent, issued by the United States Patent and Trademark Office as US Patent No. 9,869,636 B2, is entitled “Device For Evaluation Of Fluids Using Electromagnetic Energy.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press Release of Visualant, Inc. dated April 5, 2018 related to the twelfth patent award for the ChromaID™ technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO

April 5, 2018